FOR IMMEDIATE RELEASE May 6, 2015	CONTACTS:
	News Media Ruben Rodriguez	703-750-4470

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports Second Quarter Fiscal Year 2015 Financial Results;
Affirms Fiscal Year 2015 Non-GAAP Guidance

•	Consolidated GAAP earnings per share up — $1.63 per share vs. $1.18 per share

•	Second quarter operating earnings per share up — $2.02 per share vs. $1.84 per share

•	Year-to-date operating earnings per share up — $3.18 per share vs. $2.83 per share

•	Operating earnings guidance for fiscal year 2015 — affirming a range of $2.70 per share to $2.90 per share

Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended March 31, 2015, of $81.5 million, or $1.63 per share, compared to net income applicable to common stock of $61.2 million, or $1.18 per share, reported for the quarter ended March 31, 2014.
For the six months ended March 31, 2015, net income applicable to common stock was $145.3 million, or $2.90 per share, an improvement of $65.5 million, or $1.36 per share, over net income applicable to common stock of $79.8 million, or $1.54 per share, for the same period of the prior fiscal year.
On a consolidated basis, WGL uses operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes, as adjusted (adjusted EBIT). Both operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the quarter ended March 31, 2015, operating earnings were $101.0 million, or $2.02 per share, an improvement of $5.5 million, or $0.18 per share, over operating earnings of $95.5 million, or $1.84 per share, for the same quarter of the prior fiscal year. For the six months ended March 31, 2015, operating earnings were $159.0 million, or $3.18 per share, an improvement of $12.1 million, or $0.35 per share, over operating earnings of $146.9 million, or $2.83 per share, for the same period of the prior fiscal year.

“I am pleased to announce another solid quarter of earnings at WGL Holdings, with second quarter non-GAAP EPS of $2.02 growing 10% over 2014 results,” said Terry McCallister, Chairman and Chief Executive Officer. “This growth is impressive given our strong results in the second quarter of 2014, and it demonstrates progress on our commitment to deliver exceptional levels of earnings growth for our shareholders. The majority of this growth was realized in our Retail Energy-Marketing segment as it returns toward historical earnings levels, but, in general, all of our businesses are delivering solid results consistent with our long-term expectations. We remain on track to deliver full year non-GAAP earnings in the high end of a range of  $2.70 to $2.90 per share.”
Second Quarter Results by Business Segment

Regulated Utility
For the three months ended March 31, 2015, the regulated utility segment reported adjusted EBIT of $152.4 million, compared to adjusted EBIT of $160.7 million for the same quarter of the prior fiscal year. For the six months ended March 31, 2015, the regulated utility segment reported adjusted EBIT of $249.0 million, compared to adjusted EBIT of $251.6 million for the same period of the prior fiscal year.
For both the three and six months ended March 31, 2015, the decline in adjusted EBIT primarily reflects higher expenses associated with: (i) labor and employee incentives; (ii) business-development related activities; (iii) maintenance of our distribution system and (iv) depreciation related to the growth in our utility plant. Additionally, for the three months ended March 31, 2015, lower realized margins associated with our asset optimization program also contributed to the decrease in adjusted EBIT. Partially offsetting these unfavorable variances are higher revenues from: (i) customer growth; (ii) favorable effects of changes in natural gas consumption patterns in the District of Columbia; (iii) rate recovery related to our accelerated pipe replacement programs; (iv) lower employee benefit costs and (v) for the six month period only, higher revenues from new base rates in Maryland and higher realized margins associated with our asset optimization program.
Retail Energy-Marketing
For the three months ended March 31, 2015, the retail energy-marketing segment reported adjusted EBIT of $27.0 million, an increase of $34.8 million, over adjusted EBIT of $(7.8) million for the same quarter of the prior fiscal year. For the six months ended March 31, 2015, the retail energy-marketing segment reported adjusted EBIT of $36.0 million, an increase of $42.4 million, over adjusted EBIT of $(6.4) million for the same period of the prior fiscal year.
For both the three and six months ended March 31, 2015, the improvement in adjusted EBIT primarily reflects higher electricity margins due to lower capacity and ancillary service charges from the regional power grid operator (PJM) associated with fixed price retail contracts. Additionally, prior year electricity margins reflected extreme price movements on commodity prices as a result of colder than normal weather that occurred throughout January 2014. Partially offsetting this favorable variance were lower natural gas margins as benefits realized last year related to weather hedges did not recur. Natural gas margins from commercial optimization and wholesale transactions were higher in the current year which helped to reduce the decrease related to weather hedges.
Commercial Energy Systems
For the three months ended March 31, 2015, the commercial energy systems segment reported adjusted EBIT of $1.7 million, compared to adjusted EBIT of $2.2 million for the same quarter of the prior fiscal year. This decline reflects credits to expense in the comparative quarterly period for certain project expenses which did not recur in the current period. Additionally, the sustained winter weather in the eastern part of the U.S. impacted generation from our solar assets in the current period.
For the six months ended March 31, 2015, the commercial energy systems segment reported adjusted EBIT of $2.9 million, an increase of $0.7 million, over adjusted EBIT of $2.2 million, for the same period of the prior fiscal year. The improvement in adjusted EBIT reflects the growth in the federal contracting business due to improved contract margins. Partially offsetting this favorable variance were higher project expenses in the distributed generation and investment solar divisions.

Midstream Energy Services
For the three months ended March 31, 2015, the midstream energy services segment reported adjusted EBIT of $(3.1) million, compared to adjusted EBIT of $10.9 million for the same quarter of the prior fiscal year. For the six months ended March 31, 2015, the midstream energy services segment reported adjusted EBIT of $(0.5) million, compared to $12.8 million for the same period of the prior fiscal year. For both the three and six months ended March 31, 2015, the decline in adjusted EBIT primarily reflects lower storage and transportation spreads in the current year, partially offset by lower investment development expenses.

Interest Expense
For the quarter ended March 31, 2015, interest expense was $13.3 million, compared to interest expense of $9.5 million for the same period of the prior fiscal year. For the six months ended March 31, 2015, interest expense was $25.6 million, compared to interest expense of $18.5 million for the same period of the prior fiscal year. For both the three and the six months ended March 31, 2015, the increase reflects the issuance of unsecured medium term notes and private placement notes issued by Washington Gas and senior notes issued by WGL.

Earnings Outlook
We are affirming our consolidated non-GAAP operating earnings estimate for fiscal year 2015 in a range of $2.70 per share to $2.90 per share. In providing fiscal year 2015 earnings guidance, management is aware that there could be differences between what is reported GAAP earnings and estimated operating earnings for matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. At this time, WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wgl.com.
Other Information
We will hold a conference call at 10:30 a.m., Eastern Time on May 7, 2015, to discuss our second quarter fiscal year 2015 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wgl.com. To hear the live webcast, click on “Investor Relations” then “Events & Webcasts.” The webcast and related slides will be archived on WGL’s website through Friday, June 5, 2015.
WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL Energy delivers a full ecosystem of energy offerings including natural gas, electricity, green power, carbon reduction, distributed generation and energy efficiency provided by WGL Energy Services, Inc. (formerly Washington Gas Energy Services, Inc.), WGL Energy Systems, Inc. (formerly Washington Gas Energy Systems, Inc.) and WGSW, Inc. WGL provides options for natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wgl.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2015	September 30, 2014
ASSETS
Property, Plant and Equipment
At original cost	$4,727,512	$4,582,764
Accumulated depreciation and amortization	(1,275,721)	(1,268,319)
Net property, plant and equipment	3,451,791	3,314,445
Current Assets
Cash and cash equivalents	9,287	8,811
Accounts receivable, net	674,970	298,978
Storage gas	96,123	333,602
Derivatives and other	143,950	194,124
Total current assets	924,330	835,515
Deferred Charges and Other Assets	774,242	706,539
Total Assets	$5,150,363	$4,856,499
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,303,684	$1,246,576
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	950,469	679,228
Total capitalization	2,282,326	1,953,977
Current Liabilities
Notes payable and current maturities of long-term debt	220,000	473,500
Accounts payable and other accrued liabilities	324,046	313,221
Derivatives and other	357,026	233,564
Total current liabilities	901,072	1,020,285
Deferred Credits	1,966,965	1,882,237
Total Capitalization and Liabilities	$5,150,363	$4,856,499

WGL Holdings, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share data)	2015	2014	2015	2014
OPERATING REVENUES
Utility	$606,505	$702,255	$988,217	$1,088,796
Non-utility	395,228	471,995	762,753	765,751
Total Operating Revenues	1,001,733	1,174,250	1,750,970	1,854,547
OPERATING EXPENSES
Utility cost of gas	310,138	459,107	439,842	645,988
Non-utility cost of energy-related sales	356,535	426,286	693,103	731,637
Operation and maintenance	104,287	99,699	196,667	187,841
Depreciation and amortization	30,103	27,304	59,463	53,894
General taxes and other assessments	57,784	57,121	97,167	97,742
Total Operating Expenses	858,847	1,069,517	1,486,242	1,717,102
OPERATING INCOME	142,886	104,733	264,728	137,445
Equity in earnings of unconsolidated affiliates	1,832	543	2,976	1,033
Other income (expenses) — net	338	342	(4,017)	561
Interest expense	13,254	9,525	25,564	18,517
INCOME BEFORE TAXES	131,802	96,093	238,123	120,522
INCOME TAX EXPENSE	50,017	34,550	92,120	40,020
NET INCOME	81,785	61,543	146,003	80,502
Dividends on Washington Gas Light Company preferred stock	330	330	660	660
NET INCOME APPLICABLE TO COMMON STOCK	$81,455	$61,213	$145,343	$79,842
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,720	51,875	49,851	51,846
Diluted	49,983	51,899	50,055	51,864
EARNINGS PER AVERAGE COMMON SHARE
Basic	$1.64	$1.18	$2.92	$1.54
Diluted	$1.63	$1.18	$2.90	$1.54

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended March 31,
	2015	2014
Closing Market Price — end of period	$56.40	$40.06
52-Week Market Price Range	$59.08-$37.77	$46.96-$35.35
Price Earnings Ratio	16.7	114.5
Annualized Dividends Per Share	$1.85	$1.68
Dividend Yield	3.3%	4.2%
Return on Average Common Equity	13.4%	1.4%
Total Interest Coverage (times)	7.1	1.5
Book Value Per Share — end of period	$26.22	$25.32
Common Shares Outstanding — end of period (thousands)	49,729	51,901
UTILITY GAS STATISTICS

	Three Months Ended March 31,				Six Months Ended March 31,				Twelve Months Ended March 31,
(In thousands)	2015		2014		2015		2014		2015		2014
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$411,386		$473,343		$655,120		$718,264		$827,935		$879,286
Commercial and Industrial — Firm	92,036		109,022		148,454		169,240		193,001		211,242
Commercial and Industrial — Interruptible	1,256		1,221		1,974		1,742		2,499		2,655
Electric Generation	275		275		550		550		1,100		1,100
	504,953		583,861		806,098		889,796		1,024,535		1,094,283
Gas Delivered for Others
Firm	77,819		77,739		133,940		133,961		199,059		192,595
Interruptible	20,857		27,513		34,593		40,538		53,383		58,515
Electric Generation	107		132		239		246		508		620
	98,783		105,384		168,772		174,745		252,950		251,730
	603,736		689,245		974,870		1,064,541		1,277,485		1,346,013
Other	2,769		13,010		13,347		24,255		38,887		42,400
Total	$606,505		$702,255		$988,217		$1,088,796		$1,316,372		$1,388,413

	Three Months Ended March 31,				Six Months Ended March 31,				Twelve Months Ended March 31,
(In thousands of therms)	2015		2014		2015		2014		2015		2014
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	410,701		405,619		627,760		631,686		735,038		740,061
Commercial and Industrial — Firm	98,729		97,407		157,907		160,577		197,483		200,644
Commercial and Industrial — Interruptible	390		897		1,445		1,461		2,177		2,287
	509,820		503,923		787,112		793,724		934,698		942,992
Gas Delivered for Others
Firm	279,133		250,319		439,139		408,960		565,683		534,053
Interruptible	93,488		92,072		171,147		169,769		269,082		263,591
Electric Generation	28,955		22,011		55,210		59,129		140,484		171,091
	401,576		364,402		665,496		637,858		975,249		968,735
Total	911,396		868,325		1,452,608		1,431,582		1,909,947		1,911,727
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	314,500		309,000		515,600		519,500		714,100		691,000
Number of Customers (end of period)	150,000		165,000		150,000		165,000		150,000		165,000
Electricity Sales
Electricity Sales (thousands of kWhs)	2,988,200		3,052,200		5,656,700		5,880,600		11,468,500		12,165,000
Number of Accounts (end of period)	150,100		181,000		150,100		181,000		150,100		181,000
UTILITY GAS PURCHASED EXPENSE
(excluding asset optimization)	56.88	¢	76.23	¢	56.63	¢	68.97	¢	57.26	¢	66.34	¢
HEATING DEGREE DAYS
Actual	2,471		2,440		3,726		3,834		4,003		4,143
Normal	2,107		2,099		3,450		3,443		3,758		3,755
Percent Colder (Warmer) than Normal	17.3%		16.2%		8%		11.4%		6.5%		10.3%
Average Active Customer Meters	1,132,836		1,119,993		1,127,843		1,115,361		1,123,632		1,111,271

WGL HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The tables below reconcile operating earnings (loss) to GAAP net income (loss) applicable to common stock on a consolidated basis and adjusted EBIT on a segment basis to GAAP net income (loss) applicable to common stock. Management believes operating earnings (loss) and adjusted EBIT provide a more meaningful representation of our earnings from ongoing operations on a consolidated and segment basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to the board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the accounting recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items which may obscure segment comparisons.
There are limits in using operating earnings (loss) and adjusted EBIT to analyze our consolidated and segment results, respectively, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using operating earnings (loss) and adjusted EBIT to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following table summarizes the reconciliations of adjusted EBIT by segment to its most comparable GAAP financial measure, income before income taxes:

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands)	2015	2014	2015	2014
Adjusted EBIT:
Regulated utility	$152,395	$160,734	$248,951	$251,589
Retail energy-marketing	27,031	(7,782)	35,986	(6,424)
Commercial energy systems	1,683	2,226	2,851	2,203
Midstream energy services	(3,062)	10,948	(496)	12,788
Other activities(*)	(846)	(2,827)	(2,320)	(4,737)
Eliminations	(19)	498	(51)	642
Total	177,182	163,797	284,921	256,061
Non-GAAP adjustments(1)	(32,126)	(58,179)	(21,234)	(117,022)
Interest expense	13,254	9,525	25,564	18,517
Income before income taxes	131,802	96,093	238,123	120,522
Income tax expense	50,017	34,550	92,120	40,020
Dividends on Washington Gas preferred stock	330	330	660	660
Net income applicable to common stock	$81,455	$61,213	$145,343	$79,842

(*)	Activities and transactions that are not significant enough on a stand-alone basis to warrant treatment as an operating segment and that do not fit into one of our four operating segments.

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following tables represent the reconciliation of operating earnings to its most comparable GAAP financial measure, net income applicable to common stock (consolidated by quarter):

Fiscal Year 2015
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$58,004	$101,034			$159,038
Non-GAAP adjustments(1)	10,892	(32,126)			(21,234)
Income tax expense (benefit) on non-GAAP adjustments	(5,008)	12,547			7,539
Net income applicable to common stock	$63,888	$81,455			$145,343
Diluted average common shares outstanding	50,091	49,983			50,055
Operating earnings per share	$1.16	$2.02			$3.18
Per share effect of non-GAAP adjustments	0.12	(0.39)			(0.28)
Diluted earnings per average common share	$1.28	$1.63			$2.90
Fiscal Year 2014
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$51,398	$95,526			$146,924
Non-GAAP adjustments(1)	(58,843)	(58,179)			(117,022)
Income tax expense on non-GAAP adjustments	22,453	23,866			46,319
Regulatory asset - tax effect Medicare Part D (***)	3,621	—			3,621
Net income applicable to common stock	$18,629	$61,213			$79,842
Diluted average common shares outstanding	51,827	51,899			51,864
Operating earnings per share	$0.99	$1.84			$2.83
Per share effect of non-GAAP adjustments	(0.63)	(0.66)			(1.29)
Diluted earnings per average common share	$0.36	$1.18			$1.54

(**)
Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

(***)
In March 2010, the Patient Protection and Affordable Care Act (PPACA) eliminated future Medicare Part D (Med D) tax benefits for Washington Gas’ tax years beginning after September 30, 2013. On March 30, 2012, based on positions taken by the Public Service Commission of Maryland (PSC of MD) in Washington Gas’ rate case, Washington Gas determined that it is not probable that the PSC of MD would permit recovery of this asset. Therefore, the Maryland portion of the regulatory asset related to the Med D benefit was charged to tax expense. In November of 2013, the PSC of MD issued an order authorizing Washington Gas to establish a regulatory asset and amortize the costs related to the change in tax treatment of Med D.

WGL HOLDINGS, INC.
RECONCILIATON OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

(1) The following tables summarize non-GAAP adjustments, by operating segment and present a reconciliation of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes from continuing operations. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended March 31, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$152,395	$27,031	$1,683	$(3,062)	$(846)	$(19)	$177,182
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(27,979)	11,395	—	(7,478)	—	—	(24,062)
Storage optimization program(b)	1,581	—	—	—	—	—	1,581
DC weather impact(c)	4,283	—	—	—	—	—	4,283
Distributed generation asset related investment tax credits(d)	—	—	(961)	—	—	—	(961)
Change in measured value of inventory(e)	—	—	—	(12,967)	—	—	(12,967)
Total non-GAAP adjustments	$(22,115)	$11,395	$(961)	$(20,445)	$—	$—	$(32,126)
EBIT	$130,280	$38,426	$722	$(23,507)	$(846)	$(19)	$145,056

Three Months Ended March 31, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$160,734	$(7,782)	$2,226	$10,948	$(2,827)	$498	$163,797
Non-GAAP adjustments:						—
Unrealized mark-to-market valuations on energy-related derivatives(a)	(77,925)	6,392	—	(1,784)	—	—	(73,317)
Storage optimization program (b)	2,157	—	—	—	—	—	2,157
Change in measured value of inventory(e)	—	—	—	12,441	—	—	12,441
Incremental professional service fees (h)	—	—	—	—	(2,348)	—	(2,348)
DC weather impact (c)	3,569	—	—	—	—	—	3,569
Distributed generation asset related investment tax credits(d)	—	—	(681)	—	—	—	(681)
Total non-GAAP adjustments	$(72,199)	$6,392	$(681)	$10,657	$(2,348)	$—	$(58,179)
EBIT	$88,535	$(1,390)	$1,545	$21,605	$(5,175)	$498	$105,618

WGL HOLDINGS, INC.
RECONCILIATON OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Six Months Ended March 31, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$248,951	$35,986	$2,851	$(496)	$(2,320)	$(51)	$284,921
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(2,902)	(13,455)	—	851	—	—	(15,506)
Storage optimization program(b)	(2,599)	—	—	—	—	—	(2,599)
DC weather impact(c)	1,457	—	—	—	—	—	1,457
Distributed generation asset related investment tax credits(d)	—	—	(1,870)	—	—	—	(1,870)
Change in measured value of inventory(e)	—	—	—	2,909	—	—	2,909
Investment impairment(f)	—	—	—	—	(5,625)	—	(5,625)
Total non-GAAP adjustments	$(4,044)	$(13,455)	$(1,870)	$3,760	$(5,625)	$—	$(21,234)
EBIT	$244,907	$22,531	$981	$3,264	$(7,945)	$(51)	$263,687

Six Months Ended March 31, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$251,589	$(6,424)	$2,203	$12,788	$(4,737)	$642	$256,061
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(104,056)	10,324	—	(24,345)	—	—	(118,077)
Storage optimization program(b)	4,018	—	—	—	—	—	4,018
DC weather impact(c)	2,719	—	—	—	—	—	2,719
Distributed generation asset related investment tax credits(d)	—	—	(1,254)	—	—	—	(1,254)
Change in measured value of inventory(e)	—	—	—	(1,047)	—	—	(1,047)
Competitive service provider imbalance cash settlement(g)	488	—	—	—	—	—	488
Incremental professional services fees(h)	—	—	—	—	(3,099)	—	(3,099)
Impairment loss on Springfield Operations Center(i)	(770)	—	—	—	—	—	(770)
Total non-GAAP adjustments	$(97,601)	$10,324	$(1,254)	$(25,392)	$(3,099)	$—	$(117,022)
EBIT	$153,988	$3,900	$949	$(12,604)	$(7,836)	$642	$139,039

Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. For fiscal year 2015, Washington Gas did not enter into weather protection products due to the pricing environment. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the Commercial Energy Systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess its performance.

(e)
For our Midstream Energy Services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

(f)
Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015. We do not believe this impairment charge is indicative of our historical or future performance trends.

(g)
Represents amounts collected by the regulated utility segment in relation to the refund to customers ordered by the PSC of MD in September 2011 associated with a cash settlement of gas imbalances with competitive service providers.

(h)
These costs include incremental legal and consulting costs in connection with business development activities. These costs are unpredictable and may vary greatly with each opportunity. Management believes that excluding these costs allows management and investors to better compare, analyze and forecast the performance of our revenue generating opportunities.

(i)
During the first quarter of fiscal year 2014, Washington Gas recorded an impairment charge related to its Springfield Operations Center. Non-GAAP earnings have been adjusted to reflect a comparable measure in analyzing period-to-period comparisons.